UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2024

NN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road, Suite 120
Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 15, 2024, NN, Inc., a Delaware corporation (the “Company”), closed its previously-announced sale leaseback transactions (the “Sale Leaseback Transactions”) with Tenet Equity Funding SPE III, LLC, a Delaware limited liability company (the “Buyer”), pursuant to which the Company sold certain facilitates owned by subsidiaries of the Company (the “Properties”) to the Buyer for an aggregate purchase of $16.8 million. The transactions closed in accordance with the Purchase and Sale and Escrow Agreement dated March 5, 2024, between the Company and the Buyer (the “Agreement”), which was previously disclosed in the Company’s Current Report on Form 8-K filed by the Company on March 8, 2024.

Under the Agreement, the Company also entered into a Master Lease with the Buyer (the “Master Lease”) under which the Company leases each of the Properties. The Master Lease became effective upon the closing of the Sale Leaseback Transactions and has an initial term of 20 years. The Company used the Net Cash Proceeds (as defined in the Term Loan Credit Agreement) generated from the Sale Leaseback Transactions to repay a portion of the outstanding borrowings under the Company’s credit facilities.

TLCA Amendment

In connection with the Sale Leaseback Transactions, on March 15, 2024, the Company, certain subsidiaries of the Company named therein, the lenders party thereto and Oaktree Fund Administration, LLC (“Oaktree”), as administrative agent, entered into that certain Amendment No. 3 to Term Loan Credit Agreement (the “TLCA Amendment”), which amended the Company’s existing Term Loan Credit Agreement, dated as of March 22, 2021 (as previously amended and as amended by the TLCA Amendment, the “Term Loan Credit Agreement”), by and among the Company, the lenders party thereto from time to time, and Oaktree, as administrative agent.

The TLCA Amendment, among other things, (i) requires the Company to use the net cash proceeds from the Sale Leaseback Transactions, or certain other dispositions prior to June 30, 2024, to prepay any outstanding indebtedness under the Term Loan Credit Agreement and (ii) amends certain definitions and other terms under the Term Loan Credit Agreement relating to the Sale Leaseback Transactions.

ABL Amendment

Additionally, in connection with the Sale Leaseback Transactions and the TLCA Amendment, on March 15, 2024, the Company, certain subsidiaries of the Company named therein, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, entered into that certain Amendment No. 2 to Credit Agreement (the “ABL Amendment” and together with the TLCA Amendment, the “Loan Amendments”), which amended the Company’s existing Credit Agreement, dated as of March 22, 2021 (as previously amended and as amended by the ABL Amendment, the “ABL Credit Agreement”), by and among the Company, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent. The ABL Amendment amends certain definitions and other terms under the ABL Credit Agreement relating to the Sale Leaseback Transactions.

The foregoing summaries of the Agreement, TLCA Amendment and ABL Amendment are qualified in their entirety by reference to the full text of (i) the Agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed by the Company on March 8, 2024; (i) the TLCA Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K; and (iii) the ABL Amendment, a copy of which is filed as Exhibit 10.2 to this Current Report on Form 8-K, each of which is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Amendment No. 3 to Term Loan Credit Agreement, dated March 15, 2024, by and among NN, Inc., certain subsidiaries of NN, Inc., the lenders party thereto and Oaktree Fund Administration, LLC, as administrative agent.

10.2	Amendment No. 2 to Credit Agreement, dated as of March 15, 2024, by and among NN, Inc., certain subsidiaries of NN, Inc., the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 15, 2024

NN, INC.

By:	/s/ Michael C. Felcher
Name:	Michael C. Felcher
Title:	Senior Vice President and Chief Financial Officer